UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2012 (November 19, 2012)

Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route de la Corniche 4
1066 Epalinges, Switzerland	NA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +011 41 21 653 4535

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2012 the registrant ("Mymetics") appointed Dr. Christopher S. Henney as a director and Chairman of its Board of Directors and Grant Pickering as a director and President and Chief Executive Officer to pursue new strategic directions, including the potential change of Mymetics' location from Switzerland to the United States. Effective November 19, 2012 Mymetics appointed Ronald Kempers, currently its CFO and COO, to be President and Chief Executive Officer, following the departure of Dr. Christopher S. Henney and Grant Pickering in accordance with the terms of their arrangement with Mymetics.  Mymetics will maintain its principal place of business in Switzerland as it explores a number of strategic opportunities for its HIV, RSV and other vaccine candidates under development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 26, 2012	MYMETICS CORPORATION

	By:	/s/ Ronald Kempers
Ronald Kempers
President and CEO